EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 30, 2011, accompanying the consolidated financial statements incorporated by reference in the Annual Report of DCB Financial Corp (the Company) on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statements of DCB Financial Corp on Form S-3, filed with the Securities and Exchange Commission (the Commission) on March 30, 1999, the Company’s Form S-8, filed with the Commission on November 17, 1999, the Company’s Form S-8, filed with the Commission on May 9, 2002, and the Company’s Form S-8, filed with the Commission on June 18, 2004.
/s/ Plante & Moran PLLC
Columbus, Ohio
March 31, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 31, 2010, accompanying the consolidated financial statements incorporated by reference in the Annual Report of DCB Financial Corp (the Company) on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements of the Company on Form S-3, filed with the Securities and Exchange Commission (the Commission) on March 30, 1999, the Company’s Form S-8, filed with the Commission on November 17, 1999, the Company’s Form S-8, filed with the Commission on May 9, 2002 and the Company’s Form S-8, filed with the Commission on June 18, 2004.
/s/ BKD, LLP
Cincinnati, Ohio
March 31, 2011